TORCHMARK CORPORATION
2019 MANAGEMENT INCENTIVE PLAN
(Effective as of January 1, 2019)
1.Purpose.
The purpose of the Plan is to enable the Company and its Subsidiaries to attract, retain, motivate and reward qualified officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to the Company’s performance.
2.    Definitions.
Unless the context requires otherwise, the following words as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine and neuter pronouns are used interchangeably and that each comprehends the others.
(a)    “Affiliate” means (i) the Company or any Subsidiary, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.
(b)    “Board” shall mean the Board of Directors of the Company.
(c)    “Bonus Pool” shall mean the bonus pool established each year by the Committee from which Participants in the Plan may be paid bonuses. The Bonus Pool for a given performance period is determined by taking a percentage of the Company’s pre-tax operating income for the performance period. Such percentage will be determined each year by the Committee and will not exceed 2.0% of the Company’s pre-tax operating income.
(d)    “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee or the Board:
(i)    gross neglect of duty;
(ii)    prolonged absence from duty without the consent of the Company;
(iii)    intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Company; or
(iv)    willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company.
(e)    “Change in Control” means and includes the occurrence of any one of the following events:
(i)    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 25% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by a Person who is on the Effective Date (as defined below) the beneficial owner of 25% or more of the Outstanding Company Voting Securities, (B) any acquisition directly from the Company, (C) any acquisition by the Company, (D) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (E) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this definition;
(ii)    Individuals who, as of January 1, 2019 (the “Effective Date”), constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(iii)    Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, and (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(iv)    approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
(f)    “Code” shall mean the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder and any written interpretations issued by the Internal Revenue Service thereunder.
(g)    “Committee” shall mean the Compensation Committee of the Board (or such other committee of the Board that the Board shall designate from time to time) or any subcommittee thereof comprised of two or more directors each of whom is a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act.
(h)    “Company” shall mean Torchmark Corporation, a Delaware corporation.
(i)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any rules or regulations promulgated thereunder.
(j)    “Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, severance or similar agreement, if any, between a Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, “Good Reason” shall mean the occurrence of any of the following, without the express written consent of the Participant, after the occurrence of a Change in Control:
(i)    the assignment to the Participant of any duties inconsistent in any material adverse respect with the Participant’s position, authority or responsibilities immediately prior to the date of the Change in Control, or any other material adverse change in such position, including authority or responsibilities;
(ii)    any failure by the surviving entity in the Change in Control to comply with any of the provisions of this Plan, other than an insubstantial or inadvertent failure remedied by the Company promptly after receipt of notice thereof given by the Participant;
(iii)    the Company’s requiring the Participant to be based, or to perform a substantial portion of his or her duties with the Company, at any office or location more than 20 miles from that location at which he performed his or her services immediately prior to the date of the Change in Control, except for travel reasonably required in the performance of the Participant’s responsibilities; or
(iv)    any failure by the Company to obtain the assumption and agreement to perform this Plan by a successor as contemplated by Section 6(a).
(k)    “Named Executive Officers” shall have the meaning set forth in Item 402(a)(3) of Regulation S‑K promulgated under the Exchange Act.
(l)    “Officer” shall mean any “officer” (as such term is defined in Rule l6a-l(f) promulgated by the Securities and Exchange Commission under the Exchange Act).
(m)    “Participant” shall mean each Officer or other key employee of the Company or a Subsidiary who is selected by the Committee to participate in the Plan.
(n)    “Plan” shall mean the Torchmark Corporation 2019 Management Incentive Plan, as set forth herein and as may be amended from time to time.
(o)    “Section 409A” shall mean Section 409A of the Code.
(p)    “Subsidiary(ies)” shall mean any entity of which the Company possesses directly or indirectly 50% or more of the total combined voting power of all classes of stock of such entity.
(q)    “2½ Month Period” shall mean as soon as practical after award amounts are no longer subject to a substantial risk of forfeiture, but in no event later than the period ending on the later of the 15th day of the third month following the end of the Participant’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture (as defined in Section 409A) or the 15th day of the third month following the end of the Company’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture; unless otherwise required by Section 409A, an amount shall be considered no longer subject to a substantial risk of forfeiture on the last day of the applicable calendar year for which a bonus is earned.
3.    Administration.
The Committee shall administer and interpret the Plan. The Committee shall establish the performance objectives for any calendar year in accordance with Section 4 and certify whether and to what extent such performance objectives have been attained. Any determination made by the Committee under the Plan shall be final and conclusive. The Committee may employ such legal counsel, consultant and agent (including counsel or agents who are employees of the Company or a Subsidiary) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel, consultant or agent and any computation received from such counsel, consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual’s willful misconduct.
4.    Bonuses.
(a)    Establishment of Performance Criteria and Objectives. No later than 90 days after the commencement of each calendar year the Committee shall establish in writing the performance objective or objectives that must be satisfied in order for a Participant to receive a bonus for such year, provided that the outcome is substantially uncertain at the time the objectives are established and no more than 25% of the measuring period of service has elapsed. Any such performance objectives shall be based upon the relative or comparative achievement of one or more of the following criteria alone or in combination, including but not limited to: growth in net operating income per share, pre-tax operating income, net operating income, book value excluding the effect of market interest rate adjustments on fixed maturities and liabilities (“book value), book value per share, return on equity, cash flow, premium or sales growth, stock performance, total shareholder return, expense efficiency ratio, revenue, economic value added, shareholder value added, expense ratio, loss ratio, profit margin, investment income, return on capital, return on invested capital, or growth in insurance operating income underwriting income and/or insurance premium. The performance criteria may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of a division, business unit, region, department or function within the Company or an affiliate, as determined by the Committee.
(b)    Establishment of Threshold, Target and Maximum Bonus Amounts. At the time that the Committee selects the performance criteria and establishes the performance objective under the Plan for a particular year, it shall also establish in writing the threshold, target and maximum bonus amounts for each Participant with respect to such year. The Committee also shall describe in writing the method for computing whether all, some portion but less than all, or none of the bonus amount for a Participant has been earned for such year based on the degree to which the performance objectives are satisfied. The threshold, target and maximum bonus amounts will be communicated to each Participant during the first quarter of the performance period.
(c)    Maximum Bonus Amount Payable. Notwithstanding anything else contained in Section 4 to the contrary, (i) a chief executive officer of the Company may be paid a bonus for any calendar year not to exceed 30% of the amount of the Bonus Pool for that year and (ii) each of the other Participants in the Plan may be paid a bonus for any calendar year not to exceed 10% of the amount of the Bonus Pool for that year; provided that in the event that the maximum total amount of bonuses payable to all Participants in any calendar year under clauses (i) and (ii) of this Section 4(c) would exceed 100% of the amount of the Bonus Pool in that year based on the number of Participants participating in the Plan in that year, then the maximum bonus amount payable to each Participant for that year shall be reduced pro rata among all of such Participants such that the maximum total amount of bonuses payable to the Participants under the Plan in that year shall equal 100% of the amount of the Bonus Pool for that year. Furthermore, notwithstanding anything else contained in Section 4 to the contrary, the maximum bonus amount payable to any Participant hereunder for any single calendar year shall be $6,000,000.
(d)    Determination of Bonus Amounts. Following the end of each year, the Committee will determine the extent to which the performance objective or objectives for such Participant have been met and certify such determination in writing. Based on such determination, the Committee shall determine the amount of the bonus payable to each Participant for such year with the exception of the chief executive officers. The Committee shall recommend to the Non-Employee Directors of the Board the bonus payable to the chief executive officers for final approval. Except as otherwise provided in Section 5(c), no bonus amount will be payable under the Plan to any Participant relative to a performance objective if thresholds established by the Committee for such performance objective are not reached.
(e)    Termination of Employment. Unless the Committee shall otherwise determine and except as otherwise set forth in Section 5(c), if a Participant voluntarily resigns employment or is terminated involuntarily prior to the last day of the calendar year for which a bonus is payable or prior to the date on which the bonus amounts are determined by the Committee for such calendar year, any bonus payable for such calendar year shall be forfeited. Unless the Committee shall otherwise determine and except as otherwise set forth in Section 5(c), if a Participant’s employment terminates for any other reason (including, without limitation, his or her death, disability or retirement under the terms of any retirement plan maintained by the Company or a Subsidiary) prior to the last day of the calendar year for which the bonus is payable, such Participant shall receive an annual bonus equal to the amount the Participant would have received as an annual bonus award if such Participant had remained an employee through the end of the year multiplied by a fraction, the numerator of which is the number of days that elapsed during the calendar year in which the termination occurs prior to and including the date of the Participant’s termination of employment and the denominator of which is 365.
(f)    Discretion. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals are no longer appropriate and may adjust, change or eliminate the performance goals as it deems appropriate.
5.    Payment.
(a)    Payment. Subject to Section 5(b) below and except as otherwise provided hereunder, payment of any bonus amount determined under Section 4 shall be made to each Participant as soon as practicable after the Committee certifies that one or more of the applicable performance objectives have been attained (or, in the case of any bonus payable under the provisions of Section 4(f), after the Committee determines the amount of any such bonus) but in no event later than the 2½ Month Period.
(b)    Deferral of Bonuses. Each Participant who is a management or highly compensated employee and who is entitled to participate in the Torchmark Corporation Restated Deferred Compensation Plan as amended (the ‘Deferral Plan”) may elect to defer payment of any amounts payable hereunder in accordance with the Deferral Plan. To the extent that a Participant who is entitled to participate in the Deferral Plan elects to defer the payment of any amounts payable hereunder, the terms of the Deferral Plan shall apply to the payment of any such deferred amounts.
(c)    Acceleration of Payout of Bonus Upon Termination of Employment Following a Change in Control. If (i) the Company or the surviving entity following the date of a Change in Control terminates a Participant’s employment other than for Cause or·(ii) the Participant terminates his or her employment for Good Reason with the Company or the surviving entity following the date of a Change in Control, then the target payout opportunities attainable under such Participant’s bonus award under this Plan that are outstanding as of the date of the Change in Control shall be deemed to have been fully earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the “target” level, and there shall be a pro rata payout to the Participant within thirty (30) days following the date of termination (or, if later, the first date that such payment may be made without causing a violation of Section 409A) based upon the length of time within the performance period that has elapsed prior to the date of termination.
(d)    Clawback. All bonuses under the Plan shall be subject to any applicable clawback or recoupment policy of the Company that is required by applicable law or any applicable securities exchange listing standards and/or that is otherwise adopted from time to time by the Board or the Committee. Notwithstanding anything else contained in the Plan to the contrary, if the Company’s financial results are materially restated, the Committee may review the circumstances surrounding the restatement and require any Participant to forfeit the right to receive any future payments under the Plan and/or repay to the Company any prior payments determined by the Committee to have been inappropriately received by the Participant. If the Company’s financial results are restated due to fraud or material non-compliance by the Company, as a result of misconduct, with any financial reporting requirements of the federal securities laws, the chief executive officer, the chief financial officer, and any other Participant who the Committee determines participated in or is responsible for the fraud or noncompliance causing the need for the restatement forfeits the right to receive any future payments under the Plan and must repay any amounts paid in excess of the amount that would have been paid based on the restated financial results. Any repayments required under this Section 5(d) must be made by the Participant within ten (10) days following written demand from the Company. By accepting bonuses under the Plan, Participants agree and acknowledge that they are obligated to cooperate with, and provide any and all assistance necessary to, the Company to recover or recoup any such bonus or amounts paid under the Plan subject to clawback pursuant to such law, securities exchange listing standards or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to recover or recoup any such award or amount(s) paid from a Participant’s accounts, or pending or future compensation or bonuses under the Plan.
6.    General Provisions.
(a)    Successors. The Company shall require any successor to all or substantially all of the business and/or assets of the Company, whether direct or indirect by purchase, merger, consolidation, acquisition of stock or otherwise, by an agreement in form and substance satisfactory to the Participant, expressly to assume the Plan and agree to perform under the Plan in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place.
(b)    Effectiveness of the Plan. The Plan shall be effective with respect to calendar years beginning on or after January 1, 2019, and ending on or before December 31, 2023, unless the term hereof is extended by action of the Board. It is intended that this Plan supersede the Torchmark Corporation 2013 Management Incentive Plan for calendar years beginning January 1, 2019 and thereafter.
(c)    Amendment and Termination. Notwithstanding Section 6(b), the Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan; provided, however that, (i) except as set forth in (ii) below, no such amendment, suspension, discontinuance or termination shall adversely affect the rights of any Participant in respect of any calendar year that has already commenced, and (ii) at any time the Committee determines that the Plan or any award hereunder may be subject to Section 409A, the Committee shall have the right, in its sole discretion to amend the Plan as it may determine is necessary or desirable either for the Plan or awards to be exempt from the application of Section 409A or to satisfy the requirements of Section 409A, including by adding conditions with respect to the vesting and/or the payment of the awards.
(d)    Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant’s death. Such designation may be changed or canceled at any time by the Participant without the consent of any beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.
(e)    No Right of Continued Employment. Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its Subsidiaries.
(f)    Interpretation. It is intended that this Plan, as written and in operation, will be exempt from Section 409A; however, if payments are otherwise deemed “deferred compensation under Section 409A, then payment will be made within the guidelines of Section 409A to the extent possible, and the specified payment date applicable to an award shall be within ninety (90) days of the date upon which the award is determined by the Committee to have been earned; provided however, that if the payments are deemed “deferred compensation” and a Participant is deemed to be a “specified employee” (within the meaning of Section 409A), then amounts payable under this Plan shall not be paid until the date that is six months after the date of the Participant’s separation from service (within the meaning of Section 409A), or the date on which such Participant dies, if earlier.
(g)    No Limitation to Corporation Action. Nothing in this Plan shall preclude the Committee or the Board as each or either shall deem necessary or appropriate, from authorizing the payment to eligible employees of compensation outside the parameters of the Plan, including, without limitation, base salaries, awards under any other plan of the Company and/or its Subsidiaries (whether or not approved by stockholders), any other bonuses (whether or not based on the attainment of performance objectives) and retention or other special payments.
(h)    Nonalienation of Benefits. Except as expressly provided herein, no Participant or beneficiary shall have the power or right to transfer, anticipate, or otherwise encumber the Participant’s interest under the Plan. The Company’s obligations under this Plan are not assignable or transferable except to (i) a corporation which acquires all or substantially all of the Company’s assets, (ii) any corporation into which the Company may be merged or consolidated, or (iii) the extent required by Section 6(a) hereof. The provisions of the Plan shall inure to the benefit of each Participant and the Participant’s beneficiaries, heirs, executors, administrators or successors in interest.
(i)    Withholding. Any amount payable to a Participant or a beneficiary under this Plan shall be subject to any applicable Federal, state and local income and employment taxes and any other amounts that the Company or a Subsidiary is required by law to deduct and withhold from such payment.
(j)    Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.
(k)    Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to the principles of conflict of laws.
(l)    Headings. Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.
(m)    Rule of Construction. Unless the context otherwise requires, any references to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Plan.